Exhibit 99.1

105 Carnegie Center
Princeton, NJ 08540

Contact:	Deborah Royster, RCN Sr. Vice President, General Counsel and Corporate Secretary, 609-734-3811

JAMES F. MOONEY JOINS RCN AS CHAIRMAN

New Board of Directors Names Industry Veteran To Lead Emergence

PRINCETON, NJ, December 28, 2004 - RCN Corporation (NASDAQ: RCNIV) announced today the election of James F. Mooney as Chairman of its Board of Directors. On December 21, 2004, RCN emerged from Chapter 11 with a seven member board of directors, including Mr. Mooney and newly named President and Chief Executive Officer Peter D. Aquino.

“We are all very excited about the emergence of the new RCN,” said CEO Peter Aquino. “It is a real opportunity to leverage a superior broadband network and deliver to our customers the best of cable, exceptionally fast speeds for Internet access, and high quality voice services. We have great employees who are trailblazers in delivering leading-edge technology and products to consumers. I look forward to working with RCN’s talented team of employees and Jim Mooney to blaze the new path for our company’s success.”

NEW BOARD OF DIRECTORS

•	James F. Mooney, newly named Chairman of RCN Corporation, also currently serves as Chairman of NTL, Incorporated, a provider of bundled telecommunications services, including voice, video, and data services, in the United Kingdom and the Republic of Ireland. Prior to joining NTL, Mr. Mooney was Executive Vice President and Chief Operating Officer of Nextel Communications Inc., from April 2001 to September 2002. Before Nextel, from January 2000 to January 2001, he was Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., eBay Inc. and Benchmark Capital. From April 1999 to January 2000, he was the Chief Financial Officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM, including his last position as Chief Financial Officer of the Americas. Mr. Mooney is a director of Sirius Satellite Radio.

Peter D. Aquino, newly named President and Chief Executive Officer of RCN Corporation, previously served as a Senior Managing Director of Capital & Technology Advisors LLC, a telecom restructuring firm from 2001 through 2004. From 1995 to 2001, Mr. Aquino helped design, build, and operate the first “triple play” integrated broadband company in Venezuela.

James F. Mooney Joins RCN as Chairman

December 28, 2004

Prior to 1995, Mr. Aquino spent thirteen years with Bell Atlantic (now Verizon) in various positions, including: finance, regulatory, and corporate development. Mr. Aquino currently serves as a Director of Neon Communications, Motient Corporation and iBasis, Inc. Mr. Aquino earned his MBA at George Washington University in D.C.

•	Benjamin C. Duster, IV, a graduate of Yale College, Harvard Business School and Harvard Law School, is a partner at Masson & Company, LLC, a turnaround management and financial restructuring firm and has extensive experience in turnaround management and restructuring. Mr. Duster currently serves on the boards of Algoma Steel, Inc. as Chairman, Neenah Foundry Company as a Board member and River Cities Capital Fund as an Advisory Board member.

•	Lee S. Hillman is a graduate of the Wharton School of Finance of the University of Pennsylvania and the Graduate School of Business of the University of Chicago. He is a former partner at Ernst & Young and from 1992-1996 held numerous executive management positions, including Chairman and Chief Executive Officer of Bally Total Fitness Holding Corp. and Executive Vice President and Chief Financial Officer of Bally Entertainment Corporation, which included the operation of casino hotels and resorts, health clubs and other entertainment properties.

•	Michael E. Katzenstein is a graduate of the State University of New York at Binghampton and Boston University School of Law. He began his career at Kronish, Lieb, Weiner and Hellman LLP and in 1995 left private practice to join OpTel, Inc. as Vice President, Secretary and General Counsel. OpTel was one of the first and largest companies offering competitive integrated cable television, local and long distance telephone, and high speed Internet services to the U.S. residential marketplace. Mr. Katzenstein is a founding partner of CXO, L.L.C., a highly regarded restructuring, crisis and turnaround management firm with national and international experience.

•	Theodore H. Schell is a graduate of Johns Hopkins University and the Johns Hopkins School of Advanced International Studies. He served for 11 years as Senior Vice President of Strategy and Corporate development and as a member of the Management Committee at Sprint Corporation. Before joining Sprint, Mr. Schell was the founder, President and CEO of Realcom Communications Corporation, which operated as an integrated provider of voice and data services to corporate clients. Mr. Schell is currently a Managing Director at Liberty Associated Partners LLP, prior to which he was a General Partner at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. He serves as a Director of Time Warner Telecom, Inc., and as a senior advisor to national and international cable television and telecommunications companies.

James F. Mooney Joins RCN as Chairman

December 28, 2004

•	Daniel Tseung currently serves as an Investment Advisor to the Sun Hung Kai Properties Group, one of Asia’s largest conglomerates, as well as Director of Investments for SUNeVision Holdings Limited, a leading Asian internet infrastructure and services provider. Mr. Tseung was previously a Director in the Technology & Communications Group of GE Equity, the private equity arm of GE Capital. Mr. Tseung has completed over twenty private equity investments in the telecommunications and information technology sectors. He currently serves as a Board Director for Chinacast, Cellon, Legend Silicon, and IP Dynamics and as a Board Observer for eAccess.

About RCN Corporation

RCN Corporation is the nation’s first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets.

Where The Reader Can Find More Information

RCN, as a reporting company, is subject to the informational requirements of the Exchange Act and accordingly files its annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, RCN’s public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, RCN’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after RCN has electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that RCN has filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

###